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                                                                    Exhibit 10.1

                                   COHU, INC.
                    1996 OUTSIDE DIRECTORS STOCK OPTION PLAN
                                  (AS AMENDED)

         1. Purpose. The Cohu, Inc. 1996 Outside Directors Stock Option Plan (the "Plan") is established effective as of the date the Plan is approved by the Board of Directors (the "Effective Date") to create additional incentive for the non-employee directors of Cohu, Inc., a Delaware corporation, and any successor corporation thereto (collectively referred to as the "Company") to promote the financial success and progress of the Company and any present or future parent and/or subsidiary corporations of the Company. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. The Board shall have no authority, discretion, or power to select the non-employee directors of the Company who will receive options under the Plan, to set the exercise price of the options granted under the Plan, to determine the number of shares of common stock to be granted under option or the time at which such options are to be granted, to establish the duration of option grants, or to alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

         3. Eligibility and Type of Option. Options may be granted only to directors of the Company who, at the time of such grant, are not current or former management employees of the Company or of any parent or subsidiary corporation of the Company ("Outside Directors"). Options granted to Outside Directors shall be nonqualified stock options; that is, options which are not treated as having been granted under section 422(b) of the Code.

         4. Shares Subject to Option. Options shall be for the purchase of shares of authorized but unissued common stock or treasury shares of common stock of the Company (the "Stock"), subject to adjustment as provided in paragraph 8 below. The maximum number of shares of Stock which may be issued under the Plan shall be Three Hundred Thousand (300,000) shares. In the event that any outstanding Option for any reason expires or is terminated and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant. Notwithstanding the foregoing, any such shares shall be made subject to a new Option only if the grant of such new Option and the issuance of such shares pursuant to such new

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Option would not cause the Plan or any Option granted under the Plan to contravene Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule.

         5. Time for Granting Options. All Options shall be granted, if at all, within ten years from the Effective Date.

         6. Terms, Conditions and Form of Options. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in substantially the form attached hereto as Exhibit A (the "Option Agreement"), which written agreement may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

                  (a) Automatic Grant of Options. Subject to execution by an Outside Director of an appropriate Option Agreement, options shall be granted automatically and without further action of the Board, as follows:

                           (i)      Each person who is an Outside Director as of
the Effective Date, or who is newly elected or appointed as an Outside Director after the Effective Date, shall be granted an Option on the Effective Date, or on the day of such initial election or appointment, as the case may be, to purchase Twenty Thousand (20,000) shares of Stock (the "Initial Grant"). On the first anniversary of the Initial Grant and each successive anniversary, each Outside Director shall be granted an Option to purchase Five Thousand (5,000) shares of Stock (the "Annual Grant"). Outside Directors who received their Initial Grant more than one year prior to May 15, 2001 shall be granted an Option to purchase Five Thousand (5,000) shares of Stock effective May 15, 2001 and on the date of each successive annual meeting of stockholders held pursuant to Article II, Section 2 of the Company's Bylaws.

                           (ii)     Notwithstanding the foregoing, any Outside
Director may elect not to receive an Option granted pursuant to this paragraph 6(a) by delivering written notice of such election to the Board in the case of an initial Option grant, no later than the Effective Date or, in the case of an Outside Director appointed or elected after the Effective Date, the date upon which such Outside Director is appointed or elected to the Board.

                           (iii)    Notwithstanding any other provision of the
Plan to the contrary, no Option shall be granted to any individual on a day when he or she is no longer serving as an Outside Director of the Company.

                  (b) Option Exercise Price. The exercise price per share of Stock subject to an Option shall be the fair market value of a share of the Stock on the date of the granting of the Option. Where there is a public market for the common stock of the Company, the fair market value per share of Stock shall be the mean of the bid and asked prices of the common stock of the Company on the business day immediately preceding the date of the granting of the Option, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System) or, in the event the common stock of the Company is listed on the NASDAQ National Market System or a securities exchange, the fair market value per share of Stock shall be the closing price on such National Market System or exchange on the business day immediately preceding the date of the granting of the Option, as reported in the Wall Street Journal. If the common stock of the

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Company is not listed on any exchange or quoted on NASDAQ, the Board of
Directors shall in good faith determine the fair market value after consideration of all relevant factors.

                  (c) Exercise Period and Exercisability of Options. An Option granted pursuant to the Plan shall be exercisable for a term of ten years. Options granted pursuant to the Plan shall first become exercisable on the day (the "Initial Vesting Date") which is one year from the date on which the Option was granted. The Option shall be exercisable on and after the Initial Vesting Date and prior to termination of the Option in an amount equal to the number of Option Shares multiplied by the Vested Ratio as set forth below, less the number of shares previously acquired upon exercise of any portion of the Option.

                                                                                  Vested Ratio
                                                                        Initial Grant        Annual Grant
                                                                        -------------        ------------
         (i)      Prior to Initial Vesting Date                                0                   0

                  On Initial Vesting Date, provided the                      1/4                 1/2
                  Optionee has continuously served as a
                  director of the Company from the date the
                  Option was granted until the Initial Vesting
                  Date.

Plus

         (ii)     For each full year of the                                  1/4                 1/2
                  Optionee's continuous service as a
                  director of the Company from the
                  Initial Vesting Date.

                  (d) Payment of Option Exercise Price. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or in cash equivalent, (ii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), (iii) by the delivery to the Company of shares of Stock which have been owned by the holder of the Option for more than six months and which have an aggregate value equal to such exercise price, or (iv) by any combination thereof. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedure for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise or the delivery of previously owned shares of Stock.

                  (e) Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Company:

                           (i)      a merger or consolidation where the
stockholders of the Company before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such merger or consolidation;

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                           (ii)     the sale, exchange, or transfer of all or
substantially all of the assets of the Company other than a sale, exchange, or transfer to one or more subsidiary corporations (as defined in paragraph 1 above) of the Company; or

                           (iii)    the direct or indirect sale or exchange by
the stockholders of the Company of all or substantially all of the stock of the Company where the stockholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange;

                           (iv)     a liquidation or dissolution of the Company.

                           In the event of a proposed Transfer of Control, any
portion of an Option that has not yet become exercisable shall automatically become exercisable for a period of 30 days prior to the proposed effective date of the Transfer of Control. In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), for the Acquiring Corporation to assume the Company's rights and obligations under outstanding Options or substitute options for the Acquiring Corporation's stock for such outstanding Options. Any Options which are neither assumed or substituted for by the Acquiring Corporation nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

         7. Option Agreements; Authority to Vary Terms. Until amended, Options shall be granted using the form of Option Agreement attached hereto. The Board shall have the authority from time to time to vary the terms of the Option Agreements either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms of Option; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of limitation, the authority to grant Options which are immediately exercisable subject to the Company's right to repurchase any unvested shares of Stock acquired by the Optionee on exercise of an Option in the event such Optionee's service as a director of the Company is terminated for any reason. In no event shall the Board be permitted to vary the terms of the Option Agreements or the Plan if such change would require stockholder approval pursuant to Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

         8. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Options and in the Option exercise price of any outstanding Options in the event of a stock dividend, stock split, recapitalization, reverse stock split, combination, reclassification, or like change in the capital structure of the Company.

         9. Options Non-Transferable. During the lifetime of an Optionee, an Option shall be exercisable only by the Optionee. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

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         10.      Termination or Amendment of Plan. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan at any time; provided, however, that without the approval of the stockholders of the Company, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 8 above), and (b) no expansion in the class of persons eligible to receive Options; and provided, further, that the provisions of the Plan addressing eligibility to participate in the Plan and the amount, price and timing of grants of Options shall not be amended more than once every six months, other than to comport to changes in the Code, or the rules thereunder. In addition to the foregoing, the approval of the Company's stockholders shall be sought for any amendment to the Plan for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3 under the Exchange Act, or any successor rule. In any event, no amendment may adversely affect any then outstanding Option, or any unexercised portion thereof, without the consent of the Optionee. This Plan shall be submitted for stockholder approval at the next annual stockholders' meeting. In the event the stockholders do not approve the Plan, no further options shall be granted hereunder.

         IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Cohu, Inc. 1996 Outside Directors Stock Option Plan was duly adopted by the Board of Directors of the Company on November 13, 1996 and amended on January 31, 2001 and March 10, 2003.

                                              /s/ John H. Allen
                                            ------------------------------------
                                            John H. Allen

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